                                                                    Exhibit 10.8

                         PHILADELPHIA INSURANCE COMPANY
                            BALA CYNWYD, PENNSYLVANIA
                    PHILADELPHIA INDEMNITY INSURANCE COMPANY
                            BALA CYNWYD, PENNSYLVANIA

                            PROPERTY THIRD AND FOURTH
                      EXCESS OF LOSS REINSURANCE AGREEMENT

                                TABLE OF CONTENTS

ARTICLE                                                                     PAGE
-------                                                                     ----
I         BUSINESS COVERED (WBUS5)                                            1
II        TERM                                                                1
III       SPECIAL TERMINATION                                                 2
IV        DEFINITIONS                                                         3
             Building                                                         3
             Declaratory Judgment Expense (WDEF305)                           3
             Extra Contractual Obligations/Loss in Excess of Policy
             Limits (WDEF104)                                                 4
             Loss Adjustment Expense (WDEF307)                                4
             Loss Occurrence (NMA 2244/BRMA 27A)                              5
             Net Earned Premium                                               6
             Policy                                                           6
             Risk                                                             6
             Terrorism                                                        7
             Ultimate Net Loss                                                7
V         TERRITORY (BRMA 51A)                                                8
VI        EXCLUSIONS                                                          8
VII       COVERAGE                                                           10
VIII      REINSTATEMENT (WREN10)                                             11
IX        REINSURANCE PREMIUM (WRPR14)                                       12
X         NOTICE OF LOSS AND LOSS SETTLEMENTS                                12
XI        AGENCY AGREEMENT (WAGE1)                                           13
XII       SALVAGE AND SUBROGATION (WSAL1)                                    13
XIII      ERRORS AND OMISSIONS (BRMA 14C)                                    13
XIV       OFFSET                                                             14
XV        CURRENCY (BRMA 12A)                                                14
XVI       TAXES (BRMA 50C)                                                   14
XVII      FEDERAL EXCISE TAX (BRMA 17A)                                      14
XVIII     UNAUTHORIZED REINSURANCE (BRMA 55C)                                15
XIX       NET RETAINED LINES (BRMA 32E)                                      16
XX        TRIA INUREMENT                                                     17
XXI       SPECIAL ACCEPTANCES                                                17
XXII      MORTGAGEE REINSURANCE ENDORSEMENTS                                 18

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
XXIII     THIRD PARTY RIGHTS (BRMA 52C MODIFIED)                             18
XXIV      SEVERABILITY (WSEV1)                                               19
XXV       GOVERNING LAW (BRMA 71A)                                           19
XXVI      ACCESS TO RECORDS (BRMA 1E)                                        19
XXVII     INSOLVENCY (WINS1)                                                 19
XXVIII    ARBITRATION (WARB1)                                                20
XXIX      SERVICE OF SUIT (WSOS4)                                            21
XXX       MODE OF EXECUTION (WMOE1)                                          23
XXXI      INTERMEDIARY (WINT8)                                               23

          Exhibit A
          Nuclear Incident Exclusion Clause - Physical Damage -
          Reinsurance - U.S.A.
          War Exclusion

                            PROPERTY THIRD AND FOURTH
                      EXCESS OF LOSS REINSURANCE AGREEMENT
                                (the "Contract")

                                     between

                         PHILADELPHIA INSURANCE COMPANY
                    PHILADELPHIA INDEMNITY INSURANCE COMPANY
                            BALA CYNWYD, PENNSYLVANIA
        And any additional company established or acquired by the Company
                                 (the "Company")

                                       and

                   THE SUBSCRIBING REINSURER(S) EXECUTING THE
                     INTERESTS AND LIABILITIES AGREEMENT(S)
                                 ATTACHED HERETO
                                (the "Reinsurer")

                                    ARTICLE I

BUSINESS COVERED (WBUS5)

By this Contract the Reinsurer agrees to reinsure the excess liability of the Company under its Policies in force at the effective time and date hereof or issued or renewed at or after that time and date, and classified by the Company as Property and/or Inland Marine business, subject to the terms, conditions and limitations hereafter set forth.

                                   ARTICLE II

TERM

A. This Contract shall become effective at 12:01 a.m., Eastern Standard Time, January 1, 2006 as respects losses occurring at or after that time and date, and shall continue in effect until 12:01 a.m., Eastern Standard Time, January 1, 2007.

B. Upon termination of this Contract, the entire liability of the Reinsurer for losses occurring subsequent to the date of termination shall cease concurrently with the date of termination of this Contract.

C. Notwithstanding the above, the Company shall have the option to elect run-off coverage for Policies in force at the expiration of this Contract. If the Company chooses to run off liability, the Company will notify the Reinsurer prior to January 31, 2007. If run-off of liability is chosen, the Reinsurer shall continue to be liable for Ultimate Net Loss incurred by the Company under all Policies in force at the time and date of expiration until each Policy's next anniversary, renewal or expiration, but in no event shall the Reinsurer's liability continue for more than 12 months after the expiration date plus odd time, not to exceed a total of 18 months. The premium for the run-off coverage shall be the "Premium Rate" for the excess layer, as stated in Exhibit A attached hereto, times its Net Earned Premium for the run-off period for the Policies in force as of December 31, 2006.

D. If this Contract expires while a Loss Occurrence covered hereunder is in progress, the Reinsurer's liability hereunder shall, subject to the other terms and conditions of this Contract, be determined as if the entire Loss Occurrence had occurred prior to the expiration of this Contract, provided that no part of such Loss Occurrence is claimed against any renewal or replacement of this Contract.

                                   ARTICLE III

SPECIAL TERMINATION

A. The Company may terminate this Contract at any time by the giving of 10 days' notice in writing to the Reinsurer upon the happening of any one of the following circumstances:

     1. A State Insurance Department or other legal authority orders the Reinsurer to cease writing business; or

     2. The Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there has been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, trustee in bankruptcy or other agent known by whatever name, to take possession of its assets or control of its operations; or

     3. The Reinsurer's policyholders' surplus has been reduced by whichever is greater, either 25% of the amount of surplus at the inception of this Contract or 25% of the amount at the latest anniversary, or has lost any part of, or has reduced its paid in capital; or

     4. The Reinsurer has become merged with, acquired or controlled by any company, corporation or individual(s) not controlling the party's operations at the inception of this Contract; or

     5. The Reinsurer has reinsured its entire liability under this Contract without the terminating party's prior written consent; or

     6.   The Reinsurer ceases writing new or renewal business.

     7. The Reinsurer has been assigned an A.M. Best's rating of less than "A-" or a Standard & Poor's Insurer Financial Strength Rating of less than "A-".

B. Notwithstanding any other termination provision of this Contract, if this Contract is terminated under the provisions of this Article, the Company shall have the right to terminate liability for losses occurring subsequent to termination of this Contract. In such event, the Reinsurer shall return the unearned portion, if any, less any commission allowed thereon, of premiums paid hereunder and the minimum premium provisions, if any, shall be waived.

C. Additionally, the Company, at its sole discretion, may elect to commute the Reinsurer's liabilities for loss and Loss Adjustment Expenses, whether known and unknown, on Policies covered under this Contract. In the event the Company and the Reinsurer cannot agree on the capitalized value of the Reinsurer's liabilities on the Policies covered under this Contract, the two parties shall mutually appoint an actuary to resolve the matter of valuation. If the two parties cannot agree on the appointment of an actuary, a selection process based on the ARBITRATION ARTICLE will be employed. Payment by the Reinsurer of the amount ascertained will constitute full and final release of the Reinsurer's liabilities hereunder.

D. The Company may request special funding for any Reinsurer's participation if this Contract is terminated for reasons set forth in subparagraph A.1-7 above. If the Company elects to exercise its special funding option, said Reinsurer will, within 30 calendar days of the date of the Company's request to do so, provide the Company with a cash advance, trust agreement, escrow account for the benefit of the Company, letter of credit, or a combination thereof acceptable to the Company to fund the Reinsurer's share of the reserves hereunder for losses (including loss and loss expense paid by the Company but not recovered from the Reinsurer, loss and loss expense reported and outstanding, loss and loss expenses incurred but not reported) and unearned premium, as if it were an unauthorized Reinsurer and subject to the UNAUTHORIZED REINSURANCE ARTICLE. This paragraph D shall not apply to Reinsurers who, at the inception of this Contract, have been assigned an A.M. Best's Financial Strength Rating of A+ or higher or a Standard & Poor's rating of A+ or higher or to Underwriting Members of Lloyd's, London.

                                   ARTICLE IV

DEFINITIONS

A.   Building

     "Building" as used herein shall mean such structure enclosed within exterior walls. Exterior walls are defined as walls constructed on the perimeter foundation, regardless of the number of additional structures or roofs placed upon this perimeter foundation.

B.   Declaratory Judgment Expense (WDEF305)

     "Declaratory Judgment Expense" as used herein shall mean all expenses incurred by the Company in connection with a declaratory judgment action brought to determine the Company's defense and/or indemnification obligations that are allocable to a specific claim subject to this Contract. Declaratory Judgment Expense shall be deemed to have been incurred on the date of the original loss (if any) giving rise to the declaratory judgment action.

C.   Extra Contractual Obligations/Loss in Excess of Policy Limits (WDEF104)

     1.   Extra Contractual Obligations

          This Contract shall protect the Company for any "Extra Contractual Obligations" which as used herein shall mean any punitive, exemplary, compensatory or consequential damages, other than Loss in Excess of Policy Limits, paid or payable by the Company as a result of an action against it by its insured, its insured's assignee or a third party claimant, by reason of alleged or actual negligence, fraud or bad faith on the part of the Company in handling a claim under a Policy subject to this Contract.

          An Extra Contractual Obligation shall be deemed to have occurred on the same date as the loss covered or alleged to be covered under the Policy.

     2.   Loss in Excess of Policy Limits

          This Contract shall protect the Company for any "Loss in Excess of Policy Limits" which as used herein shall mean an amount that the Company would have been contractually liable to pay had it not been for the limit of the original Policy as a result of an action against it by its insured or its insured's assignee or a third party claimant. Such loss in excess of the limit shall have been incurred because of failure by the Company to settle within the Policy limit, or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

     3. This paragraph C shall not apply where an Extra Contractual Obligation and/or Loss in Excess of Policy Limits has been incurred due to the fraud committed by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with a member of the Board of Directors or a corporate officer or a partner of any other corporation or partnership.

     4. Recoveries from any form of insurance or reinsurance which protects the Company against claims which are the subject matter of this paragraph C shall inure to the benefit of this Contract.

D.   Loss Adjustment Expense (WDEF307)

     "Loss Adjustment Expense" as used herein shall mean all costs and expenses allocable to a specific claim that are incurred by the Company in the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of a specific claim, including court costs and costs of supersedeas and appeal bonds, and including 1) pre-judgment interest, unless included as part of the award or judgment; 2) post-judgment interest; 3) legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto, including Declaratory Judgment Expense; and 4) a pro rata share of salaries and expenses of Company field employees, and expenses of other Company employees who have been temporarily diverted from their normal and customary duties and assigned to the field adjustment of losses covered by this Contract. Loss Adjustment Expense does not include unallocated loss adjustment expense. Unallocated loss adjustment expense includes, but is not limited to, salaries and expenses of employees, other than (4) above, and office and other overhead expenses.

E.   Loss Occurrence (NMA 2244/BRMA 27A)

     1. The term "Loss Occurrence" shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event which occurs within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another. However, the duration and extent of any one "Loss Occurrence" shall be limited to all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event except that the term "Loss Occurrence" shall be further defined as follows:

          a. As regards windstorm, hail, tornado, hurricane, cyclone, including ensuing collapse and water damage, all individual losses sustained by the Company occurring during any period of 72 consecutive hours arising out of and directly occasioned by the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto.

          b. As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual losses sustained by the Company occurring during any period of 72 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 72 consecutive hours may be extended in respect of individual losses which occur beyond such 72 consecutive hours during the continued occupation of an assured's premises by strikers, provided such occupation commenced during the aforesaid period.

          c. As regards earthquake (the epicenter of which need not necessarily be within the territorial confines referred to in the introductory portion of subparagraph 1) and fire following directly occasioned by the earthquake, only those individual fire losses which commence during the period of 168 consecutive hours may be included in the Company's "Loss Occurrence."

          d. As regards "freeze," only individual losses directly occasioned by collapse, breakage of glass and water damage (caused by bursting of frozen pipes and tanks) may be included in the Company's "Loss Occurrence."

     2. Except for those "Loss Occurrences" referred to in subparagraphs a and b above, the Company may choose the date and time when any such period of consecutive hours commences provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss and provided that only one such period of 168 consecutive hours shall apply with respect to one event.

     3. However, as respects those "Loss Occurrences" referred to in subparagraphs a and b above, if the disaster, accident or loss occasioned by the event is of greater duration than 72 consecutive hours, then the Company may divide that disaster, accident or loss into two or more "Loss Occurrences" provided no two periods overlap and no individual loss is included in more than one such period and provided that no period commences earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss.

     4. No individual losses occasioned by an event that would be covered by 72 hours clauses may be included in any "Loss Occurrence" claimed under the 168 hours provision.

F.   Net Earned Premium

     "Net Earned Premium" as used herein is defined as gross earned premium of the Company for the classes of business reinsured hereunder, less the earned portion of premiums ceded by the Company for reinsurance which inures to the benefit of this Contract.

G.   Policy

     "Policy" or "Policies" as used herein shall mean the Company's binders, policies and contracts providing insurance and reinsurance on the classes of business covered under this Contract.

H.   Risk

     "Risk" as used herein shall mean what constitutes one Risk as established by the Company at the time of acceptance, provided:

     1. A building and its contents, regardless of the number of insureds or Policies involved, including time element coverages, shall never be considered more than one Risk.

     2. When two or more Buildings and their contents, including time element coverages, are situated at the same General Location, the Company shall identify on its records at the time of acceptance by the Company those individual Buildings and their contents, including time element coverages, that are to be considered to constitute each Risk; if such identification is not made, each Building and its contents, including time element coverages, shall be considered to be a separate Risk.

     3. When there are known and named extensions of coverage involving other risk locations (including but not limited to suppliers extensions, customer extensions and interdependencies and whether triggered by physical loss at the risk location or another location) that are included and formally recorded on the Company's records at the time of acceptance of the Risk, all such known and named extensions of coverage shall be included in calculation of the one Risk.

I.   Terrorism

     "Terrorism" as used herein shall mean:

     1. An activity, including the threat of an activity or any preparation for an activity, that (a) causes either (i) damage to property or (ii) injury to persons and (b) appears to be intended to: (i) intimidate or coerce a civilian population or (ii) disrupt any segment of an economy or (iii) influence the policy of a government by intimidation or coercion or (iv) affect the conduct of a government by destruction, assassination, kidnapping or hostage-taking or (v) advance a political, religious or ideological cause; provided, however, that an act of Terrorism for purposes of this definition shall not include any act or threat as described above perpetrated by an official, employee or agent of a foreign state acting for or on behalf of such state.

     2. Any act authorized by a governmental authority for the purpose of preventing, terminating, countering or responding to any act or threat of terrorism or for the purpose of preventing or minimizing the consequences of any act or threat of Terrorism.

     3. An activity that involves the use, release or escape of nuclear materials, or directly or indirectly results in nuclear reaction or radiation or radioactive contamination, and it appears that one purpose of the terrorism was to release such materials.

     4. An activity that is carried out by means of the dispersal or application of pathogenic or poisonous biological or chemical materials or an activity where pathogenic or poisonous biological or chemical materials are released, and it appears that one purpose of the terrorism was to release such materials.

J.   Ultimate Net Loss

     The term "Ultimate Net Loss" shall mean the actual loss, including any pre-judgment interest which is included as part of the award or judgment, Loss Adjustment Expense, 100% of Loss in Excess of Policy Limits, and 100% of Extra Contractual Obligations, paid or to be paid by the Company on its net retained liability after making deductions for all recoveries, salvages, subrogations and all claims on inuring reinsurance, whether collectible or not; provided, however, that in the event of the insolvency of the Company, payment by the Reinsurer shall be made in accordance with the provisions of the INSOLVENCY ARTICLE. Nothing herein shall be construed to mean that losses under this Contract are not recoverable until the Company's Ultimate Net Loss has been ascertained.

                                    ARTICLE V

TERRITORY (BRMA 51A)

The territorial limits of this Contract shall be identical with those of the Company's Policies.

                                   ARTICLE VI

EXCLUSIONS

This Contract shall not apply to and specifically excludes the following:

A. Reinsurance assumed by the Company other than reinsurance of primary business assumed from affiliated companies;

B. Nuclear incident per the Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance attached hereto;

C. Self-insurance or self-insured obligations, howsoever styled, of the Company, its affiliates or subsidiaries, or any insurance wherein the Company, its affiliates or subsidiaries are named as the insured party, either alone or jointly with some other party, notwithstanding that no legal liability may arise in respect thereof by reason of the fact that the Company, its affiliates or subsidiaries, may not be obligated by law to pay a claim to itself, its affiliates or subsidiaries;

D. Any loss or liability accruing to the Company directly or indirectly from any insurance written by or through any pool or association including pools or associations in which membership by the Company is required under any statutes or regulations;

E. Any liability of the Company arising from its participation or membership in any insolvency fund;

F.   War per the attached "War Exclusion" attached hereto;

G. Risks written on a layered basis, whether primary or excess of loss, or policies written with a deductible or franchise of more than $500,000; however, this exclusion shall not apply to policies which provide a percentage deductible or franchise in connection with windstorm, earthquake or flood;

H. Pollution to the extent excluded in the Company's policies. Nevertheless, if the insured elects to purchase any "buy back" or additional coverage options, such options shall not be covered hereunder; however, this exclusion shall not apply:

     1. When a judicial entity having legal jurisdiction invalidates the Company's Pollution exclusion, thereby obligating the Company for liability when such liability for Pollution was intended to be excluded by the Company's exclusion.

     2. In respect of any Policy written in a state whose insurance regulatory authorities have prohibited the Company from including a Pollution liability exclusion in its Policies.

I. Insurance against earthquake, except when written in conjunction with fire and otherwise eligible perils;

J.   Insurance on growing crops;

K. Insurance against flood, waves, tidal waves, overflow of any body of water, or their spray, all whether driven by wind or not, except when written in conjunction with fire and otherwise eligible perils;

L. Business classified as fidelity, however this exclusion shall not apply to crime and fidelity with limits no greater than $2,000,000 when written as part of a package policy;

M.   Credit insurance;

N.   Business classified as boiler and machinery;

O. Mortgage impairment insurance and similar kinds of insurance, howsoever styled, providing coverage to an insured with respect to its mortgagee interest in property or its owner interest in foreclosed property;

P. Difference in conditions insurance and similar kinds of insurance, howsoever styled;

Q. Any incident that involves the use, release or escape of pathogenic or poisonous biological or chemical materials or of nuclear materials, or to any incident that directly or indirectly results in nuclear reaction or radiation or radioactive contamination. However, this exclusion does not apply to the Terrorism Annual Aggregate Limit for the excess layer as stated in Exhibit A attached hereto.

R. Losses with respect to overhead transmission and distribution lines and their supporting structures, other than those on or within 1,000 feet of the insured premises. However, public utilities extension and/or suppliers' extension and/or contingent business interruption coverage are not subject to this exclusion, provided these are not part of a transmitters' or distributors' policy.

S.   Offshore property Risks;

T.   Inland marine business with respect to the following:

     1.   Cargo insurance when written as such with respect to ocean vessels;

     2. Faulty Film, tape, processing and editing insurance and cast insurance;

     3.   Drilling rigs for natural fuels;

     4.   Furriers' customers policies;

     5.   Insurance on livestock under so-called "mortality policies";

     6.   Mining equipment while underground;

     7.   Registered mail and armored car insurance;

U. Loss of, damage to, or failure of, or consequential loss resulting therewith (including but not limited to earnings and extra expense) of satellites, spacecraft, and launch vehicles, including cargo and freight carried therein, in all phases of operation (including but not limited to pre-launch, launch, and in-orbit).

V.   Mobile homes unless written as part of a commercial multiple peril policy.

W. Watercraft, other than watercraft insured under a standard homeowners policy or when written as part of contents coverage under a commercial multiple peril policy.

If the Company is bound without knowledge of or contrary to the instructions of the Company's supervisory underwriting personnel, or any business falling within the scope of one or more of the exclusions set forth in this section, these exclusions, except A, B, C, D, E, F, H, J, L, M, O, shall suspend with respect to such business until 60 days after an underwriting supervisor of the Company acquires knowledge of such business.

Should any judicial or regulatory entity having jurisdiction invalidate any exclusion in the Company's Policy that is also the subject of one or more of the exclusions herein, then a loss for which the Company is liable because of such invalidation shall not be excluded hereunder.

                                   ARTICLE VII

COVERAGE

A. As respects each excess layer hereunder, the Reinsurer shall be liable for the Ultimate Net Loss in excess of the "Company's Retention" for the excess layer, as stated in Exhibit A attached hereto, as respects each risk, each loss, subject to a limit of liability to the Reinsurer equal to the "Reinsurer's Limit, Each Risk, Each Loss" for the excess layer, as stated in Exhibit A attached hereto. The Reinsurer's liability in respect of any one Loss Occurrence shall not exceed the "Reinsurer's Limit, Each Loss Occurrence" for the excess layer, as stated in Exhibit A attached hereto, nor shall it exceed the "Reinsurer's Limit, All Risks, All Losses" for the excess layer, as stated in Exhibit A attached hereto, in respect of all losses occurring during the term of this Contract. The Reinsurer's liability in respect to Terrorism losses shall not exceed the "Terrorism Annual Aggregate Limit" for the excess layer, as stated in Exhibit A attached hereto.

B. The Company shall maintain in force other reinsurance, recoveries under which shall inure to the benefit of this Contract.

C. The Company shall be permitted to carry underlying reinsurance, recoveries under which shall inure solely to the benefit of the Company and be entirely disregarded in applying all of the provisions of this Contract.

                                  ARTICLE VIII

REINSTATEMENT (WREN10)

A. As respects each excess layer hereunder, should all or any part of the Reinsurer's limit of liability for the excess layer be exhausted as a result of a loss, the sum so exhausted shall be reinstated from the date the loss commenced.

B. Except as otherwise provided below, for each amount so reinstated for the excess layer, the Company agrees to pay to the Reinsurer an additional premium ("reinstatement premium") calculated in accordance with the following formula which amount(s) shall be paid to the Reinsurer at the time of the Reinsurer's payment of the loss.

     1.   AS RESPECTS THE THIRD EXCESS LAYER

          a. The percentage of the "Reinsurer's Limit, Each Risk, Each Loss," as stated in Exhibit A, exhausted for the Third Excess Layer shall be automatically reinstated without payment of any "reinstatement premium" up to an additional limit of 1 times the amount of the "Reinsurer's Limit, Each Risk, Each Loss," as stated in Exhibit A attached hereto.

          b. For each additional reinstatement thereafter the Company agrees to pay a "reinstatement premium" calculated in accordance with the following formula:

               (i) The percentage of the "Reinsurer's Limit, Each Risk, Each Loss," as stated in Exhibit A, exhausted for the Third Excess Layer;

               (ii) The reinsurance premium paid or payable for the Third Excess
                    Layer for the term of this Contract.

               The dollar amount resulting from the multiplication of subparagraphs b.(i) and b.(ii), above, shall equal the "reinstatement premium" for the excess layer. If, at the time of the Reinsurer's payment of a loss hereon, the reinsurance premium for the Third Excess layer as calculated under this Contract is unknown, the calculation of the reinstatement premium shall be based upon the deposit premium for the excess layer subject to adjustment when the reinsurance premium is finally established.

     2.   AS RESPECTS THE FOURTH EXCESS LAYER

          For each amount so reinstated for the Fourth Excess Layer, the Company agrees to pay an additional premium at the time of the Reinsurer's payment of the loss calculated in accordance with the following formula:

          a. The percentage of the "Reinsurer's Limit, Each Risk, Each Loss" for the excess layer, as stated in Exhibit A attached hereto, exhausted for the loss.

          b. The reinsurance premium paid or payable for the excess layer for the term of this Contract.

          The dollar amount resulting from the multiplication of subparagraphs a and b above shall equal the reinstatement premium for the excess layer. If at the time of the Reinsurer's payment of a loss hereon, the reinsurance premium Fourth Excess Layer as calculated under this Contract is unknown, the calculation of the reinstatement premium shall be based upon the deposit premium for the excess layer subject to adjustment when the reinsurance premium is finally established.

C. Nevertheless, the Reinsurer's liability hereunder shall not exceed the "Reinsurer's Limit, Each Risk, Each Loss" for the excess layer, as stated in Exhibit A attached hereto, in respect of any one loss, and shall be further limited to the "Reinsurer's Limit, Each Loss Occurrence" for the excess layer, as stated in Exhibit A attached hereto, in respect of any one Loss Occurrence, and shall be further limited to the "Reinsurer's Limit, All Loss Occurrences" for the excess layer as stated in Exhibit A attached hereto, in respect of all losses occurring during the term of this Contract.

                                   ARTICLE IX

REINSURANCE PREMIUM (WRPR14)

A. As premium for the reinsurance provided hereunder for each excess layer, the Company shall pay the Reinsurer the "Premium Rate" for the excess layer, as stated in Exhibit A attached hereto, times its Net Earned Premium for the term of this Contract.

B. The Company shall pay the Reinsurer the "Minimum and Deposit Premium" for the excess layer, as stated in Exhibit A attached hereto, in "Quarterly Installments," as stated in Exhibit A attached hereto, on April 1; July 1; and October 1, 2006; and January 1, 2007.

C. Within 90 days after the expiration of this Contract, the Company shall provide a report to the Reinsurer setting forth the premium due hereunder for each excess layer, computed in accordance with paragraph A, and if the premium so computed is greater than the previously paid "Minimum and Deposit Premium" for the excess layer, as stated in Exhibit A attached hereto, the balance shall be remitted by the Company with its report.

                                    ARTICLE X

NOTICE OF LOSS AND LOSS SETTLEMENTS

A. The Company shall advise the Reinsurer promptly of all losses which, in the opinion of the Company, may result in a claim hereunder and of all subsequent developments thereto which, in the opinion of the Company, may materially affect the position of the Reinsurer.

B. When so requested in writing, the Company shall afford the Reinsurer or its representatives an opportunity to be associated with the Company, at the expense of the Reinsurer, in the defense of any claim, suit or proceeding involving this reinsurance, and the Company and the Reinsurer shall cooperate in every respect in the defense of such claim, suit or proceeding.

C. All loss settlements made by the Company that are within the terms and conditions of the Policy or by way of compromise, and except as otherwise provided in this Contract, shall be binding upon the Reinsurer. Upon receipt of satisfactory proof of loss and within no more than 25 days of receipt of the proof of loss, the Reinsurer agrees to pay or allow, as the case may be, its share of each such settlement in accordance with this Contract.

D. Ex-gratia payments shall be recoverable hereunder only where the Company, through written communication prior to settlement, counsels with the Reinsurer and the Reinsurer concurs, in writing, with the settlement proposed by the Company.

                                   ARTICLE XI

AGENCY AGREEMENT (WAGE1)

If more than one reinsured company is named as a party to this Contract, the first named company will be deemed the agent of the other reinsured companies for purposes of sending or receiving notices required by the terms and conditions of this Contract and for purposes of remitting or receiving any monies due any party.

                                   ARTICLE XII

SALVAGE AND SUBROGATION (WSAL1)

The Reinsurer shall be credited with salvage or subrogation recoveries (i.e., reimbursement obtained or recovery made by the Company, less Loss Adjustment Expense incurred in obtaining such reimbursement or making such recovery) on account of claims and settlements involving reinsurance hereunder. Salvage and subrogation recoveries thereon shall always be used to reimburse the excess carriers in the reverse order of their priority according to their participation before being used in any way to reimburse the Company for its primary loss. The Company hereby agrees to enforce its rights to salvage or subrogation relating to any loss, a part of which loss was sustained by the Reinsurer, and to prosecute all claims arising out of such rights.

                                  ARTICLE XIII

ERRORS AND OMISSIONS (BRMA 14C)

Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, provided such omission or error is rectified upon discovery.

                                   ARTICLE XIV

OFFSET

The Company and the Reinsurer may offset any balance, whether on account of premium, commission, claims or losses, Loss Adjustment Expense, salvage, or otherwise, due from one party to the other under the terms of this Contract or under any other agreement heretofore or hereafter entered into between the Company and the Reinsurer.

                                   ARTICLE XV

CURRENCY (BRMA 12A)

A. Whenever the word "Dollars" or the "$" sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars.

B. Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.

                                   ARTICLE XVI

TAXES (BRMA 50C)

In consideration of the terms under which this Contract is issued, the Company will not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America, the District of Columbia or Canada.

                                  ARTICLE XVII

FEDERAL EXCISE TAX (BRMA 17A)

(Applicable to those subscribing reinsurers, excepting Underwriters at Lloyd's London and other subscribing reinsurers exempt from Federal Excise Tax, who are domiciled outside the United States of America.)

A. The subscribing reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) to the extent such premium is subject to the Federal Excise Tax.

B. In the event of any return of premium becoming due hereunder the subscribing reinsurer will deduct the applicable percentage from the return premium payable hereon and the Company or its agent should take steps to recover the tax from the United States Government.

                                  ARTICLE XVIII

UNAUTHORIZED REINSURANCE (BRMA 55C)

(Applies only to a subscribing reinsurer who does not qualify for full credit with any insurance regulatory authority having jurisdiction over the Company's reserves.)

A. As regards Policies or bonds issued by the Company coming within the scope of this Contract, the Company agrees that when it shall file with the insurance regulatory authority or set up on its books reserves for losses covered hereunder which it shall be required by law to set up, it will forward to the subscribing reinsurer a statement showing the proportion of such reserves which is applicable to the subscribing reinsurer. The subscribing reinsurer hereby agrees to fund such reserves in respect of known outstanding losses that have been reported to the subscribing reinsurer and allocated Loss Adjustment Expense relating thereto, losses and allocated Loss Adjustment Expense paid by the Company but not recovered from the subscribing reinsurer, plus reserves for losses incurred but not reported, as shown in the statement prepared by the Company (hereinafter referred to as "subscribing reinsurer's obligations") by funds withheld, cash advances or a Letter of Credit. The subscribing reinsurer shall have the option of determining the method of funding provided it is acceptable to the insurance regulatory authorities having jurisdiction over the Company's reserves.

B. When funding by a Letter of Credit, the subscribing reinsurer agrees to apply for and secure timely delivery to the Company of a clean, irrevocable and unconditional Letter of Credit issued by a bank and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company's reserves in an amount equal to the subscribing reinsurer's proportion of said reserves. Such Letter of Credit shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless 30 days (60 days where required by insurance regulatory authorities) prior to any expiration date the issuing bank shall notify the Company by certified or registered mail that the issuing bank elects not to consider the Letter of Credit extended for any additional period.

C. The subscribing reinsurer and Company agree that the Letters of Credit provided by the subscribing reinsurer pursuant to the provisions of this Contract may be drawn upon at any time, notwithstanding any other provision of this Contract, and be utilized by the Company or any successor, by operation of law, of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company for the following purposes, unless otherwise provided for in a separate Trust
     Agreement:

     1. To reimburse the Company for the subscribing reinsurer's obligations, the payment of which is due under the terms of this Contract and which has not been otherwise paid;

     2. To make refund of any sum which is in excess of the actual amount required to pay the subscribing reinsurer's obligations under this Contract;

     3. To fund an account with the Company for the subscribing reinsurer's obligations. Such cash deposit shall be held in an interest bearing account separate from the Company's other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the subscribing reinsurer;

     4. To pay the subscribing reinsurer's share of any other amounts the Company claims are due under this Contract.

     In the event the amount drawn by the Company on any Letter of Credit is in excess of the actual amount required for subparagraph 1 or 3, or in the case of subparagraph 4, the actual amount determined to be due, the Company shall promptly return to the subscribing reinsurer the excess amount so drawn. All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the subscribing reinsurer.

D. The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

E. At annual intervals, or more frequently as agreed but never more frequently than quarterly, the Company shall prepare a specific statement of the subscribing reinsurer's obligations, for the sole purpose of amending the Letter of Credit, in the following manner:

     1. If the statement shows that the subscribing reinsurer's obligations exceed the balance of credit as of the statement date, the subscribing reinsurer shall, within 30 days after receipt of notice of such excess, secure delivery to the Company of an amendment to the Letter of Credit increasing the amount of credit by the amount of such difference.

     2. If, however, the statement shows that the subscribing reinsurer's obligations are less than the balance of credit as of the statement date, the Company shall, within 30 days after receipt of written request from the subscribing reinsurer, release such excess credit by agreeing to secure an amendment to the Letter of Credit reducing the amount of credit available by the amount of such excess credit.

                                   ARTICLE XIX

NET RETAINED LINES (BRMA 32E)

A. This Contract applies only to that portion of any Policy which the Company retains net for its own account (prior to deduction of any underlying reinsurance specifically permitted in this Contract), and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Contract attaches, only loss or losses in respect of that portion of any Policy which the Company retains net for its own account shall be included.

B. The amount of the Reinsurer's liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts which may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.

C. As respects the Fourth Excess layer of this Contract, any recoveries under the Third Excess layer of this Contract shall be disregarded and shall inure to the sole benefit of the Company.

                                   ARTICLE XX

TRIA INUREMENT

A. As respects any "insured loss," as defined in the Terrorism Risk Insurance Act of 2002 ("TRIA"), for which the Reinsurer makes a payment to the Company under this Contract, the following provisions shall apply.

B.   If the sum of

     1. Financial assistance provided under TRIA to the Company and its affiliates, if any, (as "affiliate" is defined in TRIA) with respect to all "insured loss" that applies to each "program year," as defined in TRIA and

     2. Amounts due from all reinsurance which the Company and its affiliates, if any, purchase, including but not limited to this reinsurance, all other treaty reinsurance and all facultative reinsurance, and whether collectible or not, under which there is a recoverable for any such "insured loss"

     exceeds the amount of the Company's and its affiliates', if any, gross "insured loss," the excess amount shall be allocated to the Reinsurer in the ratio that the Reinsurer's liability for the "insured loss" under this Contract bears to the total collectible reinsurance recoverables for the "insured loss" under 2 above.

C. Upon receipt of payment under TRIA by the Company and its affiliates, if any, the Company shall pay to or credit the Reinsurer under this Contract with the Reinsurer's share of such excess amount determined in accordance with the preceding paragraph.

                                   ARTICLE XXI

SPECIAL ACCEPTANCES

A. Business not within the terms of this Contract may be submitted to the Reinsurer for special acceptance and, if accepted by the Reinsurer, shall be subject to all of the terms of this Contract, except as modified by the Special Acceptance.

B. Renewal of Policies, which have previously received a Special Acceptance under prior Contracts, are deemed to be covered hereunder.

C. Further, should a reinsurer become party to this Contract subsequent to the acceptance of any business not normally covered hereunder, that reinsurers will automatically accept the special acceptances as being part of this Contract.

                                  ARTICLE XXII

MORTGAGEE REINSURANCE ENDORSEMENTS

A. To induce a mortgagee named in a policy of the Company to accept such policy, the Company and the Reinsurer may agree to name such mortgagee as a third party beneficiary in a Mortgagee Reinsurance Endorsement made a part of this Contract. For each such mortgagee Reinsurance Endorsement so issued, the Company shall indemnify the Reinsurer for any and all liability, loss, cost, or expense the Reinsurer may sustain or incur in excess of its obligations under this Contract by reason of the issuance of such Mortgagee Reinsurance Endorsement.

B. If the Reinsurer becomes liable to a mortgagee under any Mortgagee Reinsurance Endorsement, the Reinsurer shall, to the extent of its liability:

     1. Benefit pro-rata in reductions of the Company's loss by salvage, subrogation, compromise, or otherwise.

     2. Be automatically subrogated to all of the mortgagee's rights against the Company under the policy.

     3. Be completely discharged from its obligation to make any payment to the Company under this Contract and be entitled to set off against any amount due from the Reinsurer to the Company under this or any other agreement for any amounts for which the Reinsurer would not be liable except for the existence of such Mortgagee Reinsurance Endorsement.

C. The Reinsurer shall have the right to cancel any Mortgagee Reinsurance Endorsement by notice to the mortgagee.

D. Prior to the termination date, the Company shall advise the Reinsurer as to which of the above options shall apply.

                                  ARTICLE XXIII

THIRD PARTY RIGHTS (BRMA 52C MODIFIED)

Except for the provisions of the MORTGAGEE REINSURANCE ENDORSEMENTS ARTICLE, this Contract is solely between the Company and the Reinsurer, and in no instance shall any other party have any rights under this Contract except as expressly provided otherwise in the INSOLVENCY ARTICLE.

                                  ARTICLE XXIV

SEVERABILITY (WSEV1)

If any provision of this Contract shall be rendered illegal or unenforceable by the laws or regulations of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Contract or the enforceability of such provision in any other jurisdiction.

                                   ARTICLE XXV

GOVERNING LAW (BRMA 71A)

This Contract shall be governed as to performance, administration and interpretation by the laws of the State of Pennsylvania exclusive of that state's rules with respect to conflicts of law, except as to rules with respect to credit for reinsurance in which case the applicable rules of all states shall apply.

                                  ARTICLE XXVI

ACCESS TO RECORDS (BRMA 1E)

The Reinsurer or its designated representatives shall have access to the books and records of the Company on matters relating to this reinsurance at all reasonable times for the purpose of obtaining information concerning this Contract or the subject matter hereof.

                                  ARTICLE XXVII

INSOLVENCY (WINS1)

A. In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company or to its liquidator, receiver, conservator or statutory successor, with reasonable provision for verification, on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the Policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the Company as part of the expense of conservation or liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

B. Where two or more subscribing reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the Company.

C. It is further agreed that, in the event of the insolvency of the Company, the reinsurance under this Contract shall be payable directly by the Reinsurer to the Company or its liquidator, receiver, conservator, or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except (1) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the Company or (2) where the Reinsurer with the consent of the direct insured or insureds has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payee under such Policies and in substitution for the obligations of the Company to such payees.

D. In the event of the insolvency of any company or companies listed in the designation of "Company" under this Contract, this Article shall apply only to the insolvent company or companies.

                                 ARTICLE XXVIII

ARBITRATION (WARB1)

A. As a condition precedent to any right of action hereunder, any irreconcilable dispute arising out of the interpretation, performance or breach of this Contract, including the formation or validity thereof, whether arising before or after the expiry or termination of the Contract, shall be submitted for decision to a panel of 3 arbitrators. Notice requesting arbitration will be in writing and sent by certified mail, return receipt requested, or such reputable courier service as is capable of returning proof of receipt of such notice by the recipient to the party demanding arbitration.

B. One arbitrator shall be appointed by each party. If either party fails to appoint its arbitrator within 30 days after being requested to do so by the other party, the latter, after 10 days notice by certified mail or reputable courier as provided above of its intention to do so, may appoint the second arbitrator.

C. The two arbitrators shall, before instituting the hearing, appoint an impartial third arbitrator who shall preside at the hearing. If the 2 arbitrators are unable to agree upon the third arbitrator within 30 days of their appointment, the Company shall petition the American Arbitration Association to appoint the third arbitrator. If the American Arbitration Association fails to appoint the third arbitrator within 30 days of being requested to do so, either party may request a district court judge of the federal district court having jurisdiction over the geographical area in which the arbitration is to take place, or if the federal court declines to act, the state court having general jurisdiction in such area to select the third arbitrator from a list of 6 individuals (3 named by each arbitrator previously appointed). All arbitrators shall be disinterested active or former senior executives of insurance or reinsurance companies or Underwriters at Lloyd's, London.

D. Within 30 days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings. The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Unless the panel agrees otherwise, arbitration shall take place in Bala Cynwyd, Pennsylvania, but the venue may be changed when deemed by the panel to be in the best interest of the arbitration proceeding. Insofar as the arbitration panel looks to substantive law, it shall consider the law of the State of Pennsylvania. The decision of any 2 arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

E. The panel shall make its decision considering the custom and practice of the applicable insurance and reinsurance business as promptly as possible following the termination of the hearings. Judgment upon the award may be entered in any court having jurisdiction thereof.

F. If more than one subscribing reinsurer is involved in arbitration where there are common questions of law or fact and a possibility of conflicting awards or inconsistent results, all such subscribing reinsurers shall constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the subscribing reinsurers constituting the one party; provided, however, that nothing therein shall impair the rights of such subscribing reinsurers to assert several, rather than joint defenses or claims, nor be construed as changing the liability of the subscribing reinsurers under the terms of this Contract from several to joint.

G. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys fees, to the extent permitted by law. However, the panel may not award any exemplary or punitive damages.

                                  ARTICLE XXIX

SERVICE OF SUIT (WSOS4)

(This Article is applicable if the subscribing reinsurer is not domiciled in the United States of America and/or is not authorized in any State, Territory or District of the United States where authorization is required by insurance regulatory authorities. This Article is not intended to conflict with or override the obligation of the parties to arbitrate their disputes in accordance with the ARBITRATION ARTICLE.)

A. In the event of the failure of the subscribing reinsurer to pay any amount claimed to be due hereunder, the subscribing reinsurer, at the request of the Company, shall submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the subscribing reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. The subscribing reinsurer, once the appropriate court is selected, whether such court is the one originally chosen by the Company and accepted by subscribing reinsurer or is determined by removal, transfer, or otherwise, as provided for above, shall comply with all requirements necessary to give said court jurisdiction and, in any suit instituted against it upon this Contract, shall abide by the final decision of such court or of any appellate court in the event of an appeal.

B. Service of process in such suit may be made upon the agent for the service of process ("agent") named below, depending on the jurisdiction where the Company chooses to bring suit:

     1. If the suit is brought in the State of California, the law firm of Mendes and Mount, 725 South Figueroa, 19th Floor, Los Angeles, California 90017 shall be authorized and directed to accept service of process on behalf of the subscribing reinsurer in any such suit;

     2. If the suit is brought in the State of New York, the law firm of Mendes and Mount, 750 Seventh Avenue, New York, New York 10019 shall be authorized and directed to accept service of process on behalf of the subscribing reinsurer in any such suit;

     3. If the suit is brought in any state other than California or New York, either of the agents described in subparagraphs 1 or 2 above shall be authorized and directed to accept service of process on behalf of the subscribing reinsurer in any such suit; or

     4. If the subscribing reinsurer has designated an agent in the subscribing reinsurer's Interests and Liabilities Agreement attached hereto, then that agent shall be authorized and directed to accept service of process on behalf of the subscribing reinsurer in any suit. However, if an agent is designated in the subscribing reinsurer's Interests and Liabilities Agreement and the agent is not located in California as respects a suit brought in California or New York as respects a suit brought in New York, in keeping with the laws of the states of California and New York which require that service be made on an agent located in the respective state if a suit is brought in that state, the applicable office of Mendes and Mount stipulated in subparagraphs 1 and 2 above must be used for service of suit unless the provisions of paragraph C of this Article apply.

C. Further, pursuant to any statute of any state, territory or district of the United States that makes provision therefor, the subscribing reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance, or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceedings instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

                                   ARTICLE XXX

MODE OF EXECUTION (WMOE1)

This Contract may be executed either by an original written ink signature of paper documents, by an exchange of facsimile copies showing the original written ink signature of paper documents, or by electronic signature by either party employing appropriate software technology as to satisfy the parties at the time of execution that the version of the document agreed to by each party shall always be capable of authentication and satisfy the same rules of evidence as written signatures. The use of any one or a combination of these methods of execution shall constitute a legally binding and valid signing of this Contract. This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

                                  ARTICLE XXXI

INTERMEDIARY (WINT8)

Willis Re Inc., 1835 Market Street, Suite 2700, Philadelphia, Pennsylvania 19103 is hereby recognized as the intermediary negotiating this Contract and through whom all communications relating thereto shall be transmitted to the Company or the Reinsurer. However, all communications concerning accounts, claim information, funds and inquiries related thereto shall be transmitted to the Company or the Reinsurer through Willis Re Inc., 5420 Millstream Road, P.O. Box 3000, McLeansville, North Carolina 27301-3000. Payments by the Company to Willis Re Inc. shall be deemed to constitute payment to the Reinsurer and payments by the

Reinsurer to Willis Re Inc. shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.

IN WITNESS WHEREOF, the Company by its duly authorized representative has executed this Contract as of the date specified below:

Signed this 8th day of March, 2006.

PHILADELPHIA INSURANCE COMPANY
PHILADELPHIA INDEMNITY INSURANCE COMPANY


By Christopher J. Maguire,
   -------------------------------------
   Executive Vice President and Chief
   Underwriting Officer

                                    EXHIBIT A

                            PROPERTY THIRD AND FOURTH
                      EXCESS OF LOSS REINSURANCE AGREEMENT

                                    issued to

                         PHILADELPHIA INSURANCE COMPANY
                    PHILADELPHIA INDEMNITY INSURANCE COMPANY
                            Bala Cynwyd, Pennsylvania

                                           93442001-006    93442002-006
                                           Third Excess   Fourth Excess
                                           ------------   -------------
Company's Retention                        $10,000,000     $15,000,000
Reinsurer's Limit, Each Risk, Each Loss    $ 5,000,000     $35,000,000
Reinsurer's Limit, Each Loss Occurrence    $10,000,000     $35,000,000
Reinstatements                              1 free and
                                              1 at 100%       1 at 100%
Reinsurer's Limit, All Risks, All Losses   $15,000,000     $70,000,000
Terrorism Annual Aggregate Limit           $ 5,000,000     $35,000,000
Deposit Premium                            $ 1,886,000     $ 2,106,000
Minimum Premium                            $ 1,697,400     $ 1,895,405
Premium Rate                                      0.60%           0.67%


                                    EXHIBIT A

              NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE -
                              REINSURANCE - U.S.A.

1) This Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2) Without in any way restricting the operation of paragraph (1) of this Clause, this Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly and whether as Insurer or Reinsurer, from any Insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

     I. Nuclear reactor power plants including all auxiliary property on the site, or

     II. Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and "critical facilities" as such, or

     III. Installations for fabricating complete fuel elements or for processing substantial quantities of "special nuclear material," and for reprocessing, salvaging, chemically separating, storing or disposing of "spent" nuclear fuel or waste materials, or

     IV. Installations other than those listed in paragraph 2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3) Without in any way restricting the operations of paragraphs 1) and 2) hereof, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph 3) shall not operate

     a) where the Reinsured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

     b) where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However, on and after 1st, January 1960, this sub-paragraph b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Government Authority having jurisdiction thereof.

4) Without in any way restricting the operations of paragraphs 1), 2) and 3) hereof, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5) It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reinsured to be the primary hazard.

6) The term "special nuclear material" shall have the meaning given it in the Atomic Energy Act of 1954, or by any law amendatory thereof.

7)   Reinsured to be sole judge of what constitutes:

     a) substantial quantities, and

     b) the extent of installation, plant or site.

NOTE: Without in any way restricting the operations of paragraph 1) hereof, it is understood and agreed that:

     a) all policies issued by the Reinsured on or before 31st, December 1957, shall be free from the application of the other provisions of this Clause until expiry date or 31st, December 1960, whichever first occurs whereupon all the provisions of this Clause shall apply,

     b) with respect to any risk located in Canada policies issued by the Reinsured on or before 31st, December 1958, shall be free from the application of the other provisions of this Clause until expiry date or 31st, December 1960, whichever first occurs whereupon all the provisions of this Clause shall apply.

12/12/57
N.M.A. 1119
BRMA 35B

                                  WAR EXCLUSION

As regards interests which at time of loss or damage are on shore, no liability shall attach hereto in respect of any loss or damage which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority.

This War Exclusion Clause shall not, however, apply to interests which at time of loss or damage are within the territorial limits of the United States of America (comprising the fifty States of the Union and the District of Columbia, its territories and possessions, including the Commonwealth of Puerto Rico and including Bridges between the United States of America and Mexico provided they are under United States ownership), Canada, St. Pierre and Miquelon, provided such interests are insured under original policies, endorsements or binders containing a standard war or hostilities or warlike operations exclusion clause.

Nevertheless, this clause shall not be construed to apply to loss or damage occasioned by riots, strikes, civil commotion, vandalism, malicious damage.

                       INTERESTS AND LIABILITIES AGREEMENT
                                (the "Agreement")

                                       of

                         CATLIN INSURANCE COMPANY, LTD.
                          (the "Subscribing Reinsurer")

                               with respect to the

                            PROPERTY THIRD AND FOURTH
                       EXCESS OF LOSS REINSURANCE CONTRACT
                                (the "Contract")

                                    issued to

                         PHILADELPHIA INSURANCE COMPANY
                    PHILADELPHIA INDEMNITY INSURANCE COMPANY
                            BALA CYNWYD, PENNSYLVANIA
        AND ANY ADDITIONAL COMPANY ESTABLISHED OR ACQUIRED BY THE COMPANY
                                 (the "Company")

The Subscribing Reinsurer shall have the following share(s) in the interests and liabilities of the "Reinsurer" as set forth in the Contract attached hereto and executed by the Company:

     2.00% of the Property Third Excess of Loss Reinsurance Layer
     2.00% of the Property Fourth Excess of Loss Reinsurance Layer

This Agreement shall commence at 12:01 a.m., Eastern Standard Time, January 1, 2006, and shall continue in force until 12:01 a.m., Eastern Standard Time, January 1, 2007.

The share of the Subscribing Reinsurer in the interests and liabilities of the "Reinsurer" shall be several and not joint with the share of any other subscribing reinsurer. In no event shall the Subscribing Reinsurer participate in the interests and liabilities of the other subscribing reinsurers.

IN WITNESS WHEREOF, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date specified below:

Signed this 28th day of March, 2006.

CATLIN INSURANCE COMPANY, LTD.


By Mark Vaughan,
   ----------------------------------
   Underwriter

                       INTERESTS AND LIABILITIES AGREEMENT
                                (the "Agreement")

                                       of

                          HANNOVER RUCKVERSICHERUNGS AG
                          (the "Subscribing Reinsurer")

                               with respect to the

                            PROPERTY THIRD AND FOURTH
                       EXCESS OF LOSS REINSURANCE CONTRACT
                                (the "Contract")

                                    issued to

                         PHILADELPHIA INSURANCE COMPANY
                    PHILADELPHIA INDEMNITY INSURANCE COMPANY
                            BALA CYNWYD, PENNSYLVANIA
        AND ANY ADDITIONAL COMPANY ESTABLISHED OR ACQUIRED BY THE COMPANY
                                 (the "Company")

The Subscribing Reinsurer shall have the following share(s) in the interests and liabilities of the "Reinsurer" as set forth in the Contract attached hereto and executed by the Company:

     8.00% of the Property Third Excess of Loss Reinsurance Layer
     8.00% of the Property Fourth Excess of Loss Reinsurance Layer

This Agreement shall commence at 12:01 a.m., Eastern Standard Time, January 1, 2006, and shall continue in force until 12:01 a.m., Eastern Standard Time, January 1, 2007.

The share of the Subscribing Reinsurer in the interests and liabilities of the "Reinsurer" shall be several and not joint with the share of any other subscribing reinsurer. In no event shall the Subscribing Reinsurer participate in the interests and liabilities of the other subscribing reinsurers.

IN WITNESS WHEREOF, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date specified below:

Signed this 5th day of April, 2006.

HANNOVER RUCKVERSICHERUNGS AG


By Harald Schlie,
   ----------------------------------
   Vice President

                       INTERESTS AND LIABILITIES AGREEMENT
                                (the "Agreement")

                                       of

                         UNDERWRITERS AT LLOYD'S, LONDON
              AS SET FORTH IN THE SIGNING SCHEDULE ATTACHED HERETO
                          (the "Subscribing Reinsurer")

                               with respect to the

                            PROPERTY THIRD AND FOURTH
                       EXCESS OF LOSS REINSURANCE CONTRACT
                                (the "Contract")

                                    issued to

                         PHILADELPHIA INSURANCE COMPANY
                    PHILADELPHIA INDEMNITY INSURANCE COMPANY
                            BALA CYNWYD, PENNSYLVANIA
        AND ANY ADDITIONAL COMPANY ESTABLISHED OR ACQUIRED BY THE COMPANY
                                 (the "Company")

The Subscribing Reinsurer shall have the following share(s) in the interests and liabilities of the "Reinsurer" as set forth in the Property Third and Fourth Excess of Loss Reinsurance Layers of the Contract attached hereto and executed by the Company. The Subscribing Reinsurer's percentage share for each layer shall equal the sum of the final signed lines percentage share(s) for that layer as executed on the attached signing page(s) for Lloyd's Underwriters.

This Agreement shall commence at 12:01 a.m., Eastern Standard Time, January 1, 2006 and shall continue in force until 12:01 a.m., Eastern Standard Time, January 1, 2007.

The share of the Subscribing Reinsurer in the interests and liabilities of the "Reinsurer" shall be several and not joint with the share of any other subscribing reinsurer. In no event shall the Subscribing Reinsurer participate in the interests and liabilities of the other subscribing reinsurers.

In any action, suit or proceeding to enforce the Subscribing Reinsurer's obligations under the attached Contract, service of process may be made upon Mendes & Mount, 750 Seventh Avenue, New York, New York 10019.

IN WITNESS WHEREOF, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement per the attached schedule.


Signed on behalf of Lloyds